Exhibit 23.1


              Registered Independent Public Accounting Firm Consent

We consent to the incorporation by reference in the Registration Statements No. 33-48932, 33-48934, 33-72268, 33-81416, 33-81418 and 333-17375, and 333-17377 of
Abraxas Petroleum Corporation on Form S-8 of our report dated March 8, 2006, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/BDO Seidman, LLP
March 22, 2006